EXHIBIT 10.11

Equity Assignment Contract

Assignor (Party A): FORTUNE LUCK GLOBAL INTERNATIONAL LIMITED
Address: Plam Grove House, P. O. Box 438,
Road Town, Tortola, British Virgin Islands
Legal Representative: He Xiao

Assignee (Party B): China Water Group Incorporation
Address: 726 South Casino Centre Blvd, Suite 207,
Las Vegas, Nevada USA 8910-1674
Legal Representative: Pu Zhongliang

The Contract was concluded between both Parties on December 31, 2007 in Guangzhou.

Whereas:
A. Party A, as a shareholder of Guangzhou Xinchen Water Co., Ltd. (hereinafter refer to as Guangzhou Xinchen) agrees to assign 90% equity in Guangzhou Xinchen to Party B.

B. Guangdong Xinchen has Dagu Glacier Spring project in operation and invested 100% of the capital for developing to the project in the name of Aba Xinchen Dagu Glacier Spring Co., Ltd. (hereinafter refer to as Dagu Co.). Party A agrees at its free will to assign 90% equity in Guangzhou Xinchen held by it and the corresponding shareholder’s rights (jointly refers to the Shares Assigned) in Dagu Co. to Party B in accordance with the articles as specified in the Contract.

C. Party B agrees at its free will to acquire the aforesaid shares to be assigned to Party A in accordance with the provisions as specified in the Contract.

D. Guangzhou Xincheng’s other shareholders have given up the priority to purchase the shares to be assigned.

Through consultation, both Party A and Party B agree to the following articles concerning assignment of 90% equity in Guangzhou Xinchen Water Co., Ltd.

1. Acquisition and sales of the equity
1.1. Acquisition and sales
Party B agrees, approved by its board of directors through resolution, to acquire from Party A and Party A agrees at its free will to sell 90% equity in Guangzhou Xinchen held by it. Party A commits that with the exception of the liabilities as confirmed by both Parties, there is no other liabilities involved in the company which is going to sell the equity. The equity to be assigned shall bear no lien, hypothecation, mortgage with the property right or restriction on other property rights. In case Party B has found any unidentified liabilities or guarantee, mortgage with the property right in the company in process of the acquisition period or after the acquisition, Party A shall pay all the losses arising therefrom to Party B. Party B shall then pay the consideration to Party A for the shares as assigned in a form of cash and shares.

Upon assignment of the Contract and the first payment, Party B shall hold 90% equity in Guangzhou Xinchen, assets and the corresponding shareholders’ rights and interests in Aba Xinchen Guangzhou Xinchen, and Party A shall no longer be the company’s shareholder, no longer enjoys the shareholder’s rights and interests in the Company and shall be no longer entitled to conduct any operation or civil activities in the name of the company.

1.2  Description of the equity assignment
The equity to be assigned is the 90% equity in Guangzhou Xinchen Water Co., Ltd. (Guangzhou Xinchen holds 100% equity in Aba Xinchen Dagu Glacier Spring Co., Ltd.), including the bottled water factory, the first phase of the project of glacier spring factory of Dagu Co. which has been put into production with daily capacity of 150,000 bottles, 50 years’ exclusive operation of the water resource, the use right of 16,290.08 m2 of land covered by the factory, the property title, intellectual property, trademark, etc.

1.3 Payment
Through mutual consultation of Party A and Party B, the total consideration for the equity to be assigned is US$ 13.45 million, including US$ 7.5 million in cash and US$ 5.95 million in cheque. The payment shall be made in the following way:

1.3.1 Party B shall remit the first installment amounting to US$4.18 million to the account of Guangdong Xinxingmei Water Co., Ltd., Party B’s subsidiary, opened with the bank designated by Party A and bearing Party A’s company seal. within ten days upon subscription of the Contract (in case any change takes place in the way of payment, Party A shall notify Party B by means of the power of attorney for payment). Party B shall pass the payment to Party A after the application for change of the equity is submitted to and accepted by the registration authority.

1.3.2 The balance, amounting to US$ 3.32 million shall be paid up within one year after the completion of the procedures for the equity transfer.

1.3.3 For the shares equivalent to US$ 5.95 million, the price of the shares shall be calculated based on US$ 0.2 per share with total of 29.75 million shares. The shares are held by Party A. The time limit of the shares is one year commencing from the date of issuing the shares.

Party B should give the shares to Party within twenty-four months upon execution of the Contract.

2. Date of Coming into Force and the Matters prior to the settlement.

2.1 Date of Coming into Force
The Contract shall come into force upon subscription of the Contract by both Parties’ legal representatives.

2.2 Approval by the Governmental Authority and the Registration
Upon execution of the Contract, the assignment under “the shares to be assigned” should be applied for change of registration with the registration authority according to the local law and regulations. Both Parties should assist the company in preparation of all the documents required by the registration authority or examination and approval authority and Party A shall be responsible for submitting the documents to the relevant authority for examination and approval.

3. Settlement
In the Contract, “settlement” refers to the time of completion of the transaction as specified in the Contract. “Settlement” shall be made on the date as specified by both Parties. In any case, the time should not be later than 30 days after approval of the assignment of the “shares to be assigned” by the registration examination and approval authority. “Settlement” shall be carried out at the place designated by both Parties.

4. Both Parties’ Obligations
4.1 Party A’s obligations
At the time of “settlement”, Party A should provide Party B with the following documents:
(a) A copy of the certificate issued by the authority to certify that Party B has got 90% equity in Guangzhou Xinchen.

(b) Resolution of Party A’s board of directors on execution, delivery and implementation of the Contract and authorizing its representative to subscribe the Contract.

(c) Upon execution of the Contract, Party B should assist Party A in handling the procedures for examination and approval, alteration and registration of the equity.

4.2 Party B’s Obligations
(a) The amount as specified in Article 1.2 of the Contract: In case Party B fails to timely pay the consideration of the equity assignment according to the Contract, Party B should pay a penalty fine to Party A at the rate of 0.02% of the total amount involved in the delayed payment for each day delayed.

(b) Resolution of Party B’s board of directors on execution, delivery and implementation of the Contract and authorizing its representative to subscribe the Contract.

(c) Upon execution of the Contract, Party B should assist Party A in handling the procedures for examination and approval, alteration and registration of the equity.

5. Presentation and Guarantee
(a) Party A guarantees that the equity to be assigned to Party B is legally held by Party A without any mortgage or any other guarantee involved so as to prevent any third party from recourse and the company has never borrowed any money or owed any liabilities; Guangzhou Xinchen’s and Dagu Co.’s liabilities shall be assumed by Party A and Party A shall assume the corresponding legal responsibilities.

(b) Both Party A and Party B have all necessary powers and approval to execute and deliver the Contract and implementation of the obligations as specified in the Contract.

(c) Both Party A and Party B have taken all internal actions necessary for execution of the Contract and has fully authorized their respective representative to sign the Contract and specified the binding force.

(d) Being signed by the authorized representatives of both Parties to the Contract, the Contract shall bear the legal force;

(e) Regardless of execution of the Contract or implementation of the obligations specified in the Contract, neither Party shall conflict or lead to violate or breach any provisions of the Articles of Association or any law, rules, regulations, authorization, any contract or agreement approved by any governmental authority or with it as a party or subject in force at the time of execution of the Contract;

(f) All the information concerning the transaction furnished by either Party is true, accurate and complete, shall not cause any misleading in any aspect. All the presentation and guarantee are true, accurate and complete in all material aspects on the date of execution of the Contract and shall remain true, accurate and complete in all material aspects at the time of settlement (as if such presentation and guarantee were newly made at the time of settlement excluding the influence caused by the transaction as specified or allowed by the Contract.)

6. Special Provisions
6.1 Composition of the Board of Directors
Upon assignment of the equity, the company should establish new board of directors which shall implement the duties of the board of directors according to the Company Law: to convene the shareholders’ meeting, implement the resolutions of the shareholders’ meeting and submit work report to the shareholders’ meeting, including but not limited to decision making on the Company’s significant events, such production and operation, investment, finance, personnel affairs, etc.

7. Confidentiality
7.1 Obligation of keeping confidential
Party A and the company should keep all the information confidential; must disclose the information for purpose other than that of the Contract and must not disclose the information to any third party.

Subject to the general applicability of the aforesaid provision, the Seller may disclose confidential information to its shareholders or the Seller, or the Company’s employees, directors and professional consultant but to the extent of reasonable requirement to satisfy the purpose of the Contract. The Seller should ensure the company’s shareholders, employees, directors and professional consultants to abide by the obligation of keeping confidential.

7.2 Confidential Information
The Confidential Information in 7.1 of the Contract refers to the company’s business operation, business strategy, business plan, investment plan, products, sales, customers, employees, technology, financial information or all the information in connection with other business or any connection both in oral or writing form, including but not limited to all reports, records, all reproductions (including electronic reproductions), duplicates, reprints and translation which contain such information.

8. Force Majeure
8.1 Force Majeure
Force Majeure refers to all the events unforeseeable, unavoidable or unconquerable as the result of its occurrence or consequence which may prevent any Party to the Contract from implementing the Contract entirely or partially upon execution of the Contract. Such events include earthquake, typhoon, flood, fire, war, domestic or international traffic jam, action taken by the government or any public institution, infectious diseases, civil riot, strike and other events which are unavoidable or conquerable.

8.2 Implementation Suspension
In case a force majeure event takes place, the affected party has the obligation to suspend the implementation of the Contract during the delay caused by the force majeure and the implementation shall be postponed automatically and the affected party shall assume no responsibility for failure of implementation of the Contract.

8.3 Force Majeure Notice
The Party affected by the force majeure should immediately notify in writing the other Party as soon as possible and then provide sufficient evidence of the occurrence and duration of the force majeure event within 15 days afterwards.

8.4 Settlement
In case of occurrence of force majeure, both Parties should look for a fair solution to settle the issue through mutual consultation as soon as possible and devote all reasonable efforts to reduce the influence from the force majeure to the minimum.

9. Applicable Law

The Contract shall apply the Chinese law and shall be interpreted according to the Chinese law.

10. Dispute Settlement
10.1 Consultation and Arbitration
Any Party to the Contract should submit any dispute or claim arising from the Contract for arbitration. An arbitration should be carried out by three arbitrators from the International Court of Arbitration of International Chamber of Commerce according to the arbitration rules of International Chamber of Commerce. The language for the arbitration shall be English. The arbitration award shall be final and have the binding force to both Parties. Both Parties agree that such arbitration award may be implemented at any court with jurisdiction over both Parties to the Contract.

10.2 Influence from the Arbitration Process
The starting of arbitration process should not cause termination of the Contract; the Contract shall keep effective before an arbitrator makes any arbitration reward.

11. Miscellaneous
11.1 Non-waiving
That any Party to the Contract fails or delays to implement any rights of the Contract shall not be considered that the Party has given up the right. Independent or partial implementation of any right in the contract shall not be considered as possibility of other implementation of such rights in future.

11.2 Amendment
The Contract is concluded for both Parties to the Contract, their legal successors and consignees and has the legal force over them. Any amendment of the Contract shall be approved in writing by subscription of both Parties.

11.3 Divisibility
Invalidity of any provision of the Contract shall not affect the effectiveness of any other provisions of the Contract.

11.4 Versions
The Contract is prepared in quadruplicate and both Party A and Party B shall hold two copies each.

11.5 Entire Contract
The Contract and its appendixes shall form the entire contract concerning both Parties’ main purpose of the Contract and shall replace all the discussions, consultations and agreements concerning the main purpose of the Contract.

Party A: FORTUNE LUCK GLOBAL INTERNATIONAL LIMITED

Signature:	/s/
Authorized Signature

Party B: China Water Group Incorporation

Signature:	/s/
Authorized Signature